Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
December 1, 2020	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
Airbnb, Inc.	Madrid	Washington, D.C.
888 Brannan Street	Milan

San Francisco, California 94103

Re:	Registration Statement on Form S-1 (Registration No. 333-250118)
Up to 56,914,894 shares of Class A common stock, par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Airbnb, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2020 (Registration No. 333-250118) (as amended, the “Registration Statement”). The Registration Statement relates to the registration of 56,914,894 shares of Class A common stock, par value $0.0001 per share, 55,000,000 of which are being offered by the Company (the “Company Shares”) and 1,914,894 of which are being offered by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”). The term “Shares” shall include any additional shares of Class A common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

December 1, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    Upon the proper filing of the Restated Certificate of Incorporation of the Company, substantially in the form most recently filed as an exhibit to the Registration Statement, with the Secretary of State of the State of Delaware and when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.    The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP